EXHIBIT 10.22

Lease Agreement
CNo..

Lessor (herein after referred to as Party A) : Zhejiang Fine Steel Structure Co., Ltd
Lessee (hereinafter referred to as Party B) : Harbin Mege Union Management Co., Ltd.

Under the Contract Laws of People’s Republic of China and other regulations, Party A and Party B entered into the agreement about house leasing on the basis of equality, fair and honesty.

1. The condition of the rental house

1.1
Party A will lease to Party B the house owned by Party A which is located at 389 Hanshui Road, Nanang District, Harbin with 1120.63 square meters of building area, the usable purpose of the land is for business, the structure is mixed with brisk. Party A should provide the followings to Party B:

The property certification, the ownership certification, :(certification No . :)

1.2	As the owner of the property, Party A will building the leasing relationship with Party B. Before entering the agreement, Party A has noticed Party B that the house is not a lien.

2.	Leasing Purpose

2.1	Party B promises to Party A that lease the house for the purpose of service industry, and will comply with the national and Harbin housing using and management regulations.

2.2	Party B promises to Party A that will not change the above using purpose without Party A’s written permission.

3.	Delivery Date and Leasing Term

3.1	When Party B receive the first rental amount, and deliver the house after 2 days. The leasing term of the house will be from May 20, 2007 to May 19, 2013.

3.2
Party A has right to withdraw the house after the expiration date, Party B should give the house back in time . If Party B need to renew the agreement, should send the written application to Party A 3 months in advance of the expiration date, and reach into the new agreement, under the same condition, Party B has the priority chartering right.

4.	Rental amount, Payment and Term

4.1
The rental amount per day is 0.7823 Yuan RMB, and the yearly rental amount is 320,000.00 Yuan. The amount will not be changed within 5 years . From the 6th year , the rental amount will increase 10%, i.e. the yearly amount is 352,000.00 Yuan.

4.2
After 5 years of effective date, Party B should pay the whole rental amount for the first year to Party A; and from the second year, Party B should pay the whole rental amount for the year before May 1 . If delayed to pay the rental amount, Party B should pay the fine of 0.5% of the daily rental amount.

4.3	Party B should remit to Party A through the account Bank: Industry and Commercial Bank Shaoxing Branch Account : Zhejiang Fine Steel Structure Co., Ltd No. of account: xxxxxxxxxxxxxxxxxx
5.	Performance Bond and Other Expenses

5.1
When Party A deliver the house, Party B should Pay 3,000.00 Yuan as the performance bond to Party A. When the Party A receive the deposit, should give Party B a receipt.  At the expiration date, except the expenses that Party B should bear, Party A should return the rest part of performance bond to Party B without any interest.

5.2	During the leasing term, the warming cost should be borne by Party A, Party B is responsible for the water, electricity, communication and management fees.

5.3	The calculation of sharing, payment and time of the fees borne by Party B: the fees occurred from the delivering date to the expiration date should be Party B’s responsibility.

6.	Using Requirement and Maintenance

6.1
During the leasing term, Party B should notice Party A to restore the house in time when the house and equipments were damaged. Party A should restore the house within 5 days of receiving the notice . Party B could restore the house instead of Party A if the Maintenance date is delayed , all costs should be borne by Party A.

6.2
During the leasing term, Party B should use the house reasonably and take good care of the house and property if the house and equipments damaged in the result of Party’s incorrect use , Party B should be responsible for the restoring, if Party B reject to restore the house , Party B could restore it instead of Party B, all costs should be borne by Part B.

6.3
During the leasing term , Party B should insure that the house and property are in the normal and safe stage. Party A should notice Party B 15 days in advance of inspecting and maintaining the house . During the inspecting and maintaining, Party B should assist Party A, but should not effect Party B’s operation.

6.4
During the leasing term, Party B could decorate the inner house , but should comply with the decoration terms and conditions . All of the costs which occurred because of the inner decoration should be borne by Party B.  Within a month of the expiration date, Party B could withdraw all of the equipments which belong to Party B, and be responsible for all of the costs , and should not effect the using condition , except otherwise stated.

7.	The stage after returning

7.1
Except Party A accepts Party B to renew the agreement, Party B should give the house back to Party A within 7 days of the expiration date . Returning the house delayed without Party A’s permission, Party B should pay daily 1.6 Yuan/square meter to Party A for occupation.

7.2	Party B should insure that the house is still in the normal use condition after return the house. Party A could inspect , and settle the costs.

8.	Subleasing, Transferring and Exchanging

8.1
Party B should not release the part or all of the house to the third party without Party’s written permission. Party B joint venturing with the third party in the house does not be deemed as releasing, could not ask for Party A’s permission.

8.2	Under the condition, Party B should enter into the agreement with the lessee when release the house.

8.3
During the leasing term , Party B should not transfer or exchange the house with the third party without Party B’s written permission. The transferee should enter into a changing agreement and continue to perform the agreement.

8.4	During the leasing term, Party A should notice Party B 3 months in advance if Party B needs to sell the house. Party B has the priority to purchase the house under the same condition.

9.	The conditions to terminate the agreement

9.1	The two parties agree to cease the agreement if the following things happened during the leasing term.

9.1.1	The land using right withdrew according to the laws;

9.1.2	Expropriate the house for the public benefit according to the laws;

9.1.3	List into the house removal for urban construction according to the laws;

9.1.4	The house is damaged, disappeared or judged to be the dangerous house.

If the agreement is terminated because of the above situation , Party A should return the rest rental amount within 5 days.

9.2
If the following conditions happened , one party could notice the other party to terminate the agreement. The breaching party should pay for 3 times of the breaching amount (daily rental amount times 30 days) to the other party ; the breaching amount is not enough for the losses , the breaching party should compensate the rest costs of loss.

9.2.1	Party A does not deliver the house in time , and does not deliver the house within 15 days after Party B’s warning.

9.2.2	The house is not comply with the terms in the agreement , therefore , the purpose of the renting could not be realized , or the house is subject to deficiency or danger.

9.2.3	Party B changed the purpose without Party A’s permission, and result to the damages.

9.2.4	The house’s main structure is damaged due to Party B’s responsibility.

9.2.5	Party B released or transferred or exchanged the house to the third party without Party’s written permission.

9.2.6	Party B does not pay the rental amount for 15 days.

10	Breaching

10.1
If the house is deficient when deliver it, Party A should restore the house within 15 days from the delivering date . Does not restore the house, Party A should accept to reduce the rental amount and change the relevant terms.

10.2	If the house is subject to installment, and party A does not notice Party B in the agreement, Party B is subject to economic losses in the result of it, Party A should be compensated.

10.3
During the leasing term , Party A does not perform the agreement to restore and maintain the house in time in result of the damage, and party B or the third Party is subject to the losses , Party A should compensate for it.

10.4	During the leasing term , Party B would like to throw the lease and the reason is not specified the agreement , Party B should pay for the rest rental amount according to the agreement.

11	Others

11.1
The agreement is in effective within 5 days from the signing date . Party A is responsible for filing in the relevant departments within 5 days , and responsible for dealing with any matters of changing or terminating within 15 days from changing or terminating date.

11.2
If there is anything not mentioned in this agreement , the two parties could negotiate and make an additional agreement which has the same legal effect. The words filled in the blanks in the agreement and the additional agreement have the same legal effects.

11.3
When signing the agreement , the two parties are clear about the each party’s rights, obligations and duties , and are willing to perform according to the agreement. If any party breached the agreement, the other party has right to claim compensation.

11.4	If any disputes arise , the two parties should settle it with negotiation , if it can’t be solved by negotiation , the two parties should choose one of the following method to solve the disputes:

11.4.1	send to the arbitration association

11.4.2	appeal to the people’s court

11.5
Since the Party A is not in the same city with the house , Party A designate Guangming Gao as the agent of performing the agreement, the ID number of the agent is 330621197205195511; Tel: 13806753730, 0575-4880881-5183. During Performing the agreement, Party B noticed the Party A’s agent just be deemed as noticed the Party A.

11.6
4 copies of the agreement, and each party holds two copies.

Party A:
Zhejiang Fine Steel Structure Co., Ltd (Seal)
Representative: Guangming Gao
Signature: ________________________
Company Address:1587 Jianhu Road, Kexi Industry Zone, Zhejiang Province
Tel: 0575-4880881

Party B:
Harbin Mege Union Management Co., Ltd. (Seal)
Representative: Tong Liu
Signature: ________________________
Company Address: 125 Anding Street, Daoli District, Harbin
Tel: 13904511551

Signing Date: March 30, 2007